EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         Mark W. Jaindl, President and Chief Executive Officer, and Harry C. Birkhimer, Vice President and Chief Financial Officer of American Bank Incorporated (the "Company"), each certifies in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-KSB/A for the year ended December 31, 2006 and that to the best of his knowledge:

          1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

          2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.





April 27, 2007                            \s\ Mark W. Jaindl
---------------                           --------------------------------------
Date                                      Mark W. Jaindl
                                          President and Chief Executive Officer


April 27, 2007                            \s\ Harry C. Birkhimer
---------------                           --------------------------------------
Date                                      Harry C. Birkhimer
                                          Senior Vice President and
                                          Chief Financial Officer


The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to American Bank Incorporated and will be retained by American Bank Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.